                                      LEASE

         LEASE  ("Lease"),  dated as of March 15, 2001, by and between Edward M.
Sellian  ("Landlord"),  having an office  at 6794 SE Isle Way,  Stuart,  Florida
34996  and NuCo2  Inc.  ("Tenant")  having  an  office at 2800 SE Market  Place,
Stuart, Florida 34997.

                              W I T N E S S E T H:

         WHEREAS,  Landlord  desires  to lease to Tenant  the  certain  premises hereinafter  described  upon the terms,  covenants,  conditions  and  provisions hereinafter  in this Lease set forth,  and Tenant desires to lease the same from
Landlord upon such terms, covenants, conditions and provisions;

         NOW,  THEREFORE,  in  consideration  of the various  provisions  herein contained,  together with the sum of TEN DOLLARS  ($10.00),  receipt of which is hereby  acknowledged by each party from the other, the Lease of such premises is granted by Landlord and accepted by Tenant upon the terms, covenants, conditions and provisions  contained in this Lease, and Landlord and Tenant hereby covenant and agree with each other as follows:

                                    ARTICLE I

                                    PREMISES

            Section 1.  Premises.  Landlord  hereby  leases to Tenant and Tenant hereby takes and leases from  Landlord  the  property  located at 2800 SE Market
Place, Stuart,  Florida 34997 and all improvements  located thereon,  including, without limitation, the building (the "Building"),  together with all the rights and appurtenances thereunto  appertaining,  including,  without limitation,  the parking  area on the sides and rear of the Building up to the  adjoining  street and property line, hereinafter collectively referred to as the "Premises",  said
Premises being more particularly described on Exhibit A.

            Section 2.  Condition of Premises.  The taking of  possession of the
Premises by Tenant shall be conclusive evidence with respect to Tenant:

            (a)         that it accepts the Premises "as is" and it acknowledges
                        the  Premises to be suitable  for the  purposes of which
                        they are leased;

            (b)         that it accepts the Premises and each and every part and
                        appurtenance thereof as being in a good and satisfactory
                        condition; and

            (c)         that Tenant  waives any defects in the  Premises and its
                        appurtenances.

                                   ARTICLE II

                                      TERM

            Section 1.  Commencement.  The term of this  Lease  shall be for ten
(10) years ("Term"), commencing on April 1, 2001.

            Section 2.  Abandonment.  Tenant  shall not  vacate or  abandon  the
Premises  at ant time  during  the  Term,  nor  permit  the  Premises  to remain unoccupied  for a period  longer than thirty  (30)  consecutive  days during the
Term.

            Section 3. Option to Renew.  Tenant shall have the right,  power and ability to renew this  Lease for an  additional  term of five (5) years upon the expiration  of the Term set forth in Section 1 above.  In order to so renew this
Lease for such additional  term,  Tenant must give written notice to Landlord of its intention to renew.  In order to be effective,  such written  notice must be received by Landlord no more than 240 days prior to the  expiration  of the Term and no less  than 180  days  prior to the  expiration  of the Term set  forth in
Section 1 above.  In the event that Tenant properly renews the Lease and extends the term as  aforesaid,  the rent  during such  extended  term shall be adjusted pursuant to the provisions of Section 2 of Article III hereof.

                                   ARTICLE III

                           RENT AND ADDITIONAL CHARGES

            Section 1.  Monthly  Minimum  Rent.  Subject to  adjustments  in the amount of monthly minimum rent, pursuant to the provisions of this Lease, Tenant agrees to pay to Landlord at such places as may be designated  from time to time by Landlord,  and Landlord  agrees to accept as monthly  minimum rent  ("Monthly
Minimum Rent") for the Premises the following:

                                    Month      Amount
                                    -----      ------

                                   1-12        $15,584
                                   13-24       $18,084
                                   25-60       $21,584
                                   61-120      $21,000

plus  applicable  sales tax, in lawful  money of the United  States,  payable in consecutive  monthly  installments  in  advance,  on the first day of each month during the Term.  All Monthly  Minimum  Rent shall be paid without any setoff or deduction and with applicable sales taxes.

            Section 2. Rent Adjustment. In the event that Tenant properly exercise its option to renew and extend the Term as set forth in Section 3 of
Article I hereof, during the extended five (5) year term, the Monthly Minimum
Rent shall be adjusted as follows:

                              Month             Amount

                             121-180           $23,100

            Tenant's obligation to pay the rent adjustments for the full Term of this Lease shall survive the expiration or termination of this Lease.

Tenant shall pay to Landlord the Minimum Monthly Rent and the rent adjustments and any other sums owing under this Lease promptly when due without notice or demand therefore and without any abatement, deduction, counterclaim or setoff for any reason whatsoever, except as may be expressly provided in this Lease. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Monthly Minimum Rent or rent adjustments shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and
Landlord may accept such payment without prejudice to his right to recover the balance or pursue any other remedy on this Lease or at law.

            Section 3. Late Payments. If any payment of rent or other sums due hereunder is made later than the tenth (10th) day of each month, a late fee equal to five percent (5%) of any payment received after the tenth (10th) day of such month shall be paid by Tenant, without demand by Landlord, unless a lesser rate shall then be the maximum rate permissible by law, in which event said lesser rate shall be charged. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights and remedies granted hereunder.

            Section 4. Taxes and Insurance. Tenant shall pay all ad valorem taxes levied against the Premises. In addition, Tenant shall pay for the cost of
Landlord's insurance pursuant to Section 2 of Article VII hereof. On the first day of each month, in addition to making the monthly rental payments required by
Section 1 hereof, Tenant shall pay to Landlord an amount equal to 1/12 of the yearly amount due from Tenant to Landlord for taxes and insurance. This monthly figure shall be established by Landlord in a written notice to Tenant on January
1st of each Lease year. At such time as the annual bill for ad valorem taxes and insurance is received by Landlord, Landlord shall send a copy thereof to Tenant and in the event the sums collected by Landlord from Tenant on a monthly basis are insufficient to pay either or both of the ad valorem taxes and insurance,
Tenant shall pay any such shortage within 30 days of demand thereof from
Landlord. In the event the sums collected from Tenant by Landlord on a monthly basis are in excess of the actual bills for ad valorem taxes and/or insurance,
Landlord shall make an appropriate adjustment of the monthly payment required hereunder for the next ensuring year. Upon the expiration of the Term, Landlord and Tenant shall account one to the other for any excess or shortage paid or due for taxes and insurance. Failure of Tenant to make the monthly payments required hereunder, or failure of Tenant to pay any shortage required for taxes and/or insurance, as required hereunder, shall constitute a default under this Lease.

            Section 5. Security Deposit. Landlord acknowledges that Tenant has deposited with Landlord the sum of $13,145.85 for the full and faithful performance by Tenant of the terms, conditions and covenants of this Lease on
Tenant's part to be performed and for the cost of any repair or correction of damage in excess of normal wear and tear. The security deposit shall be placed by Landlord in an interest bearing account with a banking institution located in
Stuart, Florida. The security deposit or any balance thereof shall be returned with interest as paid by such banking institution after Tenant has vacated and left the Premises in an acceptable condition (following a personal inspection by
Landlord) and surrendered all keys. If Landlord determines that any loss, damages, or injury chargeable to Tenant hereunder exceeds the security deposit, with interest, Landlord, at his option, may retain the said sum as liquidated damages or may apply the sum against any actual loss, damage, or injury and the balance thereof will be the responsibility of Tenant. Landlord's determination of the amount, if any, to be returned to Tenant shall be final. It is further understood and agreed that the said security deposit is not to be considered as the last payment under this Lease.

                                   ARTICLE IV

                                  IMPROVEMENTS

            Section 1. Alterations, Mechanics Liens. Tenant shall not make or permit any repairs, improvements, installations or alterations whatsoever to be made to the Premises without prior written consent of Landlord. Any addition to or alteration of the Premises (except furniture and trade fixtures) shall become at once a part of the realty and belong to Landlord. As a condition of such consent, Landlord may require Tenant to provide such documents and other evidence as Landlord may, in his sole discretion, deem appropriate, including, but not limited to: (a) proposed plans and specifications for any such repairs, improvements, installations or alterations, and (b) all documents necessary to show permits have been obtained and that the proposed work will not in any way affect the structural integrity of the Premises. Tenant shall supply to Landlord as-built drawings of all such work within thirty (30) days after completion of such work. Tenant will post notices of Landlord's non-responsibility for material supplied, labor performed, and any injuries or accidents at all entrances to the Premises prior to the commencement of the said work. Not later than the last day of the Term, Tenant, at its expense, shall remove all of
Tenant's personal property which has not become the property of Landlord and
Tenants' furniture and trade fixtures, repair all injury done by or in connection with the installation or removal of same, and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear excepted.

            Tenant shall keep the Premises and therein free and clear from any liens arising out of any work performed, material furnished or obligations incurred by Tenant; and failure to do so shall constitute a default by Tenant.
Tenant, within thirty (30) days after notice from Landlord, shall discharge any construction lien for materials or labor claimed to have been furnished to the
Premises on Tenant's behalf. Landlord, at its sole option, may require Tenant to post a bond to guarantee payment of obligations of Tenant which could be secured with liens recordable against the Premises. In the event Tenant fails to so discharge such liens, Tenant shall be in default of this Lease whereupon Landlord shall have the right to take any action necessary to satisfy, compromise or bond any such liens, whereupon Tenant shall be liable to Landlord, on demand, for all costs and expenses incurred by Landlord to obtain a discharge or bond of such lien.

                                    ARTICLE V

                         USE OF PREMISES AND ASSIGNMENT

            Section 1. Use. It is understood, and Tenant so agrees, that the demised Premises, during the Term may be used and occupied only for the following purpose: office and warehouse space, CO2 and high pressure gases storage.

            Section 2. Hazardous Wastes. Tenant hereby agrees to indemnify
Landlord and hold Landlord harmless from and against any and all losses, liabilities, including reasonable attorney's fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid incurred or suffered by or asserted against Landlord by any person or entity or Governmental agency for, with respect to, or the escape, seepage, leakage, spillage, discharge, omission, discharging or release from the Premises of any hazardous substance
(including without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the
Comprehensive Environmental Response Compensation and Liability Act, any so
called federal, state or local SuperFund, SuperLien Laws, statutes, law, ordinance, code, rule, regulation, order or decree regulating with respect to or opposing liability, including strict liability, substances or standards of conduct concerning any hazardous substance), (ii) any additional costs required to take necessary precautions to protect against the release of hazardous substances located on, in, under, or affecting the Premises into the air, any body of water, or other public domain, or into any surrounding areas, and (iii)
any costs incurred to comply in connection with all or any portion of the
Premises with all applicable laws, orders, judgments and regulations with respect to hazardous wastes, whether or not Landlord is still the owner of the
Premises.

            For purposes of this instrument "hazardous substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection
Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at anytime in effect.

            Section 3. Assignment. Tenant will not transfer, assign, mortgage, or otherwise encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent
Landlord shall not unreasonably withhold. The consent by Landlord to any assignment or subletting

shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Any consent by Landlord to an assignment or subletting shall not release Tenant of any liability for all obligations arising out of this Lease.

            Section 4. Assignment Expenses. In the event Tenant desires to assign or sublet the Premises, Tenant shall submit a written request to
Landlord, containing such documentation as may be reasonably required by
Landlord to review any proposed assignment or sublease, together with the payment of an advance fee in the sum of ONE HUNDRED AND 00/100 DOLLARS
($100.00), representing an initial payment towards reimbursement to Landlord of its administrative and legal costs in reviewing such an assignment or sublease.
Tenant shall, nonetheless, pay to Landlord, upon demand, reimbursement of
Landlord's actual expenses for such review. In the event Landlord's actual expenses are less than said $100.00 prepaid fee, Tenant shall be entitled to a refund of such excess. The intent of this provision is to require Tenant to pay to Landlord all of (but not more than) Landlord's expenses incurred as a result of Tenant's proposed assignment or sublease, regardless of whether or not
Landlord consents thereto.

                                   ARTICLE VI

                             MAINTENANCE AND REPAIR

            Section 1. Responsibilities of Tenant.

                  (a) Tenant agrees to repair and maintain in good and
operational order and condition the interior and exterior portions of the leases
Premises, including the store front, doors, windows, plate and window glass, floor covering, plumbing, heating, air conditioning, electrical facilities installed by Tenant, sewage system facilities, appliances, furnishings and personal property, the lawn, shrubbery, parking facilities and any drainage facilities. Tenant, at its sole cost, shall maintain the air conditioning unit(s) and duct(s) for the leased Premises (including heating unit(s) and duct(s) for the leased Premises) in good and operational condition and repair throughout the Term.

                  (b) Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the leased Premises or the Building.

                  (c) Tenant, its employees, or agents, shall not mark, paint, drill or in any way deface any walls, ceilings, partitions, floors, wood, stone, plaster or drywall or ironwork without Landlord's prior written consent.

                  (d) Tenant shall comply with the requirement of all laws,
orders, ordinances and regulations of all governmental authorities and will not permit any waste to be committed and will take care of and keep the Premises in a neat, clean and sanitary condition at all times.

                  (e) Tenant shall give Landlord prompt written notice of any accident, fire or damage occurring on or to the leased Premises, and of any lawsuits filed against Tenant with regard to same.

                  (f) Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by or growing out of any breakage, leakage, or defective condition of the electric wiring, air conditioning or heating pipes and equipment, closets, plumbing, appliances, sprinklers, other equipment, or other facilities, serving the leased Premises. Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by, or growing out of any defect in the leased Premises or any part thereof by fire, rain, wind or other cause.

                  (g) All personal property belonging to Tenant or any occupancy of the leased Premises or the Building shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

                  (h) At the expiration of the Lease, Tenant shall surrender the leased Premises in the same condition as the leased Premises were in upon delivery of possession to Tenant under this Lease, reasonable wear and tear and alterations excepted, and shall surrender all keys for the leased Premises to
Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

            Section 2. Pest Service. Tenant shall maintain, at its own expense, a monthly pest extermination service so as to keep the Premises free of same.

                                   ARTICLE VII

                             INSURANCE AND INDEMNITY

            Section 1. Insurance by Tenant. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Premises including surrounding landscaped areas and paved areas and the conduct or operation of business therein, with Landlord as an additional named insured, with limits and with companies as may be required by Landlord, (b) fire insurance and extended coverage insurance in respect to all of Tenant's property in the Premises in not less than 90% of the full insurable value of the covered property and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies. Tenant shall deliver to Landlord and any additional named insured such fully paid for policies at least ten (10) days before the commencement date of this Lease.
Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional named insured such renewal policy at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in the State of
Florida, and all such policies shall contain a provision whereby the same cannot be

canceled unless Landlord and any additional insured are given at least ten
(10) days prior written notice of such cancellation. Tenant shall add as additional insured to such insurance policies any mortgagee(s) of Landlord as requested in writing from time to time.

            Section 2. Landlord's Insurance. Landlord shall be responsible for providing and maintaining fire and extended coverage insurance covering the subject Premises and all of Landlord's fixtures, furniture and equipment in amounts and with companies as are satisfactory to Landlord in its sole and absolute discretion.

            Section 3. Increase in Premiums. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the
Premises, or use or occupy the Premises or conduct or operate Tenant's business in any manner objectionable to insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof shall become void or suspended, or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the specified permitted use. In case of a breach of this covenant, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify and hold harmless Landlord from and against any loss which would have been covered by insurance which shall become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

            Section 4. Indemnification and Release. Tenant shall defend and indemnify Landlord and hold Landlord harmless from and against any and all injuries, losses, claims, actions, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) to persons or arising from, related to or in connection with the use or occupancy of the Premises or the conduct or operation of business therein or any default in the performance of any obligation of Tenant under this Lease. Landlord shall not be liable or responsible for, and Tenant hereby releases Landlord from, all liability or responsibility to Tenant or any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage, and Tenant shall require its insurer(s) to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord a clause or endorsement whereby the insurer(s) shall waive any rights of subrogation against
Landlord were it is agreeable by Tenant's insurance carrier.

                                  ARTICLE VIII

                          SUBORDINATION AND ATTORNMENT

            Section 1. Subordination. This Lease shall be subject and
subordinate to all mortgages which may now or hereafter affect the real property, and to all advances made or hereafter made under all such mortgages;
to all ground and underlying leases now and hereafter in effect, and also to all renewals, modifications, and consolidations and

replacements of said mortgages and underlying leases now and hereafter in effect; and also to all renewals, modifications, consolidations and replacements of said mortgages and underlying leases. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant, nonetheless, shall execute and deliver such further instruments, confirming such subordination of this Lease as may be desired by the holders of said mortgages or by any of the lessors under such underlying leases. If any ground or underlying lease under which Landlord then shall be the tenant shall terminate or be terminated for any reason, or if the holder of any mortgage or a purchaser at foreclosure sale shall succeed to the rights of Landlord hereunder, Tenant agrees at the election and upon demand of any owner of the real property, or of any mortgagee in possession or purchaser at foreclosure of the real property, or the Building, or of any tenant under any other ground or underlying lease covering real property, to attorn, from time to time, to any such owner, holder, purchaser, or tenant, upon the then executory terms ad conditions of this Lease, for the remainder of the term originally demised in this Lease, and upon such attornment this Lease shall continue in full force and effect as, or if it were, a direct lease between any such owner, holder, purchaser, tenant or lessor. The foregoing provisions of this paragraph shall enure to the benefit of any such owner, holder, purchaser, or tenant, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, and upon such attornment this Lease shall continue in full force and effect as, or if it were, a direct lease between any such owner, holder, purchaser, tenant or lessor. The foregoing provisions of this paragraph shall enure to the benefit of any such owner, holder, purchaser, or tenant; shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such ground or underlying lease, or the foreclosure of any such mortgage. The subordination of this Lease and the provisions of the paragraph shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, purchaser, or tenant, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this paragraph, satisfactory to any such owner, holder, purchaser, or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair any right otherwise exercisable by any such owner, holder, purchaser or tenant.

            Section 2. Governmental Regulations. Tenant shall faithfully observe in the use of the Premises all municipal and county ordinances and codes and state and federal statutes and regulations now in force or which may hereafter be in force, together with any order or direction of any public officer or official made pursuant to law.

                                   ARTICLE IX

                          DAMAGE BY FIRE OR OTHER CAUSE

            Section 1. Reconstruction. Subject to the provisions of Sections 2 and 3 of this Article IX, in case of damage to the Premises, by fire or other casualty against which Landlord is insured, Tenant shall give immediate notice to Landlord, who shall, to the extent originally provided and only if the proceeds from the insurance are sufficient,

cause the damage to be repaired, with reasonable speed at the expense of
Landlord from insurance proceeds, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. Rent under this Lease during the period of restoration shall be reduced proportionately based upon the percentage of square footage remaining occupied by Tenant.

            Section 2. Damage to Premises. If the Premises are damaged or destroyed by any cause whatsoever, and if, in the reasonable opinion of
Landlord, the Premises cannot be rebuilt or made fit for the purposes of Tenant within one hundred eighty (180) days of the damage or destruction, Landlord may, at its option, terminate this Lease by giving Tenant, within sixty (60) days after such damage or destruction, notice of termination and thereupon rent and ay other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage, and Tenant shall immediately deliver up possession of the Premises to Landlord, provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

            Section 3. Damage in Last Year. In the event the Premises is substantially destroyed by fire or other cause at any time during the last lease year of the Term, either Landlord or Tenant may terminate this Lease upon written notice to the other party hereto given within sixty (60) days of the date of such destruction. For the purpose of the paragraph the term
"substantially destroyed" means destruction of fifty prevent (50%) or more of the Premises.

            Section 4. Compensation. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises. Landlord shall use its best efforts to effect such repairs promptly and in such manner as not unreasonably to interfere with Tenant's occupancy.

                                    ARTICLE X

                                 EMINENT DOMAIN

            Section 1. Total Condemnation. If the whole of the leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding and all rent and other charges shall be paid up to that date and
Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

            Section 2. Partial Condemnation. If a part of the leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and such partial taking or condemnation shall render the leased
Premises unsuitable for the permitted use, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such

                                       10

proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the leased Premises unsuitable for the permitted use, then Landlord at Landlord's expense shall promptly restore the leased Premises to a condition comparable to its condition at the time of such taking, and this Lease shall continue in full force and effect except that the fixed Monthly Minimum Rent shall be reduced in proportion to the portion of the leased Premises lost in the taking.

            Section 3. Landlord's Damages. In the event of any condemnation or taking as hereinafter provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waives any right or claim to any part thereof.

            Section 4. Tenant's Damages. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the leased
Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to
Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

            Section 5. Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

            Section 1. Default. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by
Tenant:

                  (a) The vacation or abandonment of the Premises by Tenant.

                  (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant.

                  (c) The failure of Tenant to observe or perform any of the covenants with respect to an assignment, sublease or transfer of the Lease or the tenancy hereof, as required herein.

                                       11

                  (d) The failure of Tenant to observe or perform any other
covenant, condition or provision of this Lease to be observed or performed by
Tenant, other than described in paragraphs (a), (b) or (c) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. If the nature of the Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30)
day period and thereafter diligently prosecutes the same to completion.

                  (e) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have
Tenant adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of
Tenant's interest in this Lease, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of
Tenant's interest in this Lease.

            Section 2. Remedies. In the event of any such default or breach by
Tenant, Landlord may at any time thereafter with notice and demand, and without limiting Landlord in the exercise of any other right or remedy which Landlord may have, exercise any one of the following remedies:

                  (a) Landlord may immediately re-enter and remove all persons and property from the Premises, storing said property in a public warehouse or elsewhere at Tenant's expense, without liability on the part of Landlord. Should
Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, then the termination by Landlord of Tenant's right to possession shall, at the Landlord's election, cause this Lease to terminate, but the Tenant shall remain liable to Landlord as hereinafter provided.

                  (b) In the case of any such default, re-entry, expiration or dispossession by summary proceeding, at Landlord's election, the rent shall become due thereupon and be paid up to the time of such re-entry, expiration or dispossession and Landlord may relet the Premises or any part or parts thereof either in the name of the Landlord or otherwise, for a term or terms which may, at the Landlord's option, be less than, or exceed, the period which would have otherwise constituted the balance of the Term; and tenant shall also pay
Landlord as minimum damages any deficiency between the rent hereby reserved and the new amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would have otherwise constituted the balance of the Term.

                  (c) Landlord may declare the entire amounts of the Minimum
Monthly Rent and additional rent which would have become due and payable during the remainder of the Term to be due and payable immediately, in which event
Tenant shall be

                                       12

obliged to pay the same to Landlord at once. The acceptance by Landlord of any payment of rent shall not constitute a waiver of any default then existing or thereafter occurring.

                  (d) In computing such minimum damages, there should be added to the said deficiencies such expenses as Landlord may incur in connection with reletting, such as brokerage and preparation for reletting. Landlord, at
Landlord's option, may make such alterations, repairs, replacements and decorations of the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs or replacements or decoration shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way for failure to relet the Premises or, in the event the Premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder.

            Section 3. Landlord's Cure. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant (without notice in a case of emergency), and in any other case, only if such default continues after the expiration of the later of: (a) five (5) days from the date Landlord gives
Tenant written notice of intention to do so, or (b) the applicable grace period provided, if any, elsewhere in this Lease for cure of such default.

            Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursement of every kind and nature whatsoever, including, without limitation, reasonable counsel fees and reasonable fees in appellate review involved in collection or endeavoring to collect the rent or any part thereof, liquidated damages, or enforcing or endeavoring to enforce any right against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any material, labor or service provided, furnished, or rendered, by Landlord or at its instance to
Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option. The amount of said bills, together with interest thereon at the lower of
(i) eighteen percent (18%) per annum, or (ii) the highest rate permitted by law, shall constitute additional rent due to Landlord hereunder and shall be payable on demand by Tenant.

            Landlord reserves the right, without liability to Tenant, and without any basis for claim of constructive eviction, to suspend furnishings or rendering to Tenant any material, labor, utility or other service whenever
Landlord is obligated to render or furnish the same, in the event that Tenant is in arrears in the payments due Landlord under this Lease.

            Section 4. Redemption Waiver. Tenant hereby waives all right of redemption to which Tenant or any person claiming under Tenant might be entitled by law now or hereafter in force.

                                       13

            Section 5. Injunction and Landlord's Non-Waiver. In case of any breach or threatened breach by Tenant of any provisions of this Lease, Landlord shall be entitled to an injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or specific performance of any such covenants, conditions or provisions. Tenant hereby stipulates that such harm or threatened harm constitutes irreparable injury to Landlord.

            No provision of this Lease shall be deemed to have been waived by
Landlord unless such waiver be in writing signed by Landlord. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. No act or thing done by
Landlord or its agents during the Term hereof shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this
Lease for a previous default. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default.

            Section 6. Landlord's Default. Landlord shall not be deemed in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord, specifying wherein
Landlord has failed to perform such obligation and provided that Tenant is not itself in default as aforesaid. If the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

                                   ARTICLE XII

                                     NOTICES

            Each provision of this Lease and other requirements with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

                                       14

                  (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth herein or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

                  (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered, forty-eight (48) hours after deposited in the
United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set forth herein or at such other addresses as they have theretofore specified by written notice, or if to Tenant, at the Premises. Any notice by Tenant may be sent by hand delivery to, or posting upon, the Premises.

                  The address of Landlord is: 6794 SE Isle Way, Stuart, Florida
34996.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            Section 1. Holdover. In the event Tenant remains in possession of the Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Premises as a tenant from month to month at the sufferance of
Landlord subject to all of the provisions of this Lease, except that the rent shall be double the existing rent. This provision shall not waive Landlord's right to seek an eviction of Tenant for failure to surrender the Premises in a timely fashion.

            Section 2. Ownership of Improvements. All installations,
alterations, additions, betterments and improvements upon the Premises, made by any party, including without limitation, window blinds, carpeting, all pipes, ducts, conduits, wiring, paneling, partitions, railings, galleries, gasoline tanks, pumps, signs, canopies, and the like shall become the property of
Landlord when installed and shall remain upon and be surrendered with the
Premises as a part thereof at the expiration or sooner termination of the Term.
Notwithstanding anything herein to the contrary, furniture and trade fixtures are to remain the property of Tenant and may be removed at Tenant's discretion, provided Tenant repairs all injury done by or in connection with the installation or removal of same, and surrenders the Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear excepted.

            Section 3. End of Term. At the expiration or sooner termination of the Term, Tenant shall quit and surrender to Landlord the Premises, clean and in good order and condition, ordinary wear and tear excepted. At such expiration or sooner termination, Tenant shall remove all property of Tenant and Tenant shall repair all damage to the Premises caused by removal and restore the Premises to the condition in which it was prior to the installation of the items removed.

            Section 4. Waivers. Tenant, for itself, and any and all persons claimed by, through or under Tenant, including creditors of all kinds, does hereby waive and

                                       15

surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

            In the event Tenant is in arrears in payment of minimum rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and
Tenant agrees that Landlord may apply any payments made by Tenant to any items
Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            Section 5. No Other Waivers or Modifications. The failure of
Landlord to insist in any one or more instances upon the strict performance of any one or more of the obligations of the Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.
The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to include or waive the right to use another. No agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of this change, modification, waiver, release, discharge, termination or abandonment is sought.

            The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

            (a) No agreement to accept or surrender of all or any part of the
Premises shall be valid unless in writing and signed by the Landlord.

            (b) The receipt by Landlord of rent with or without knowledge of the breach of any obligation of this Lease shall not be deemed a waiver of such breach.

            (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct minimum rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

            (d) The receipt and retention by Landlord of rent from any party other than Tenant shall not be deemed a waiver by Landlord of any provision of this Lease or the

                                       16

acceptance of such party as a lessee or the release of Tenant from the further performance by Tenant of the provisions of this Lease.

            Section 6. Estoppel Certificates. Tenant shall, at any time and from time to time, within ten (10) business days following notice by Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease in unmodified and in full force and effect, or if there shall have been any modifications that the same is in full force and effect as modified and stating the modifications, and the date to which the rent has been paid in advance, and stating whether or not the Landlord is in default hereunder, and, if so, specifying each such default.

            Section 7. Unavoidable Delays. The time of Landlord to perform any of its obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any strikes, lockouts, civil commotions, war-like operations, invasions, rebellions, hostilities, military or usurped power, governmental regulations or controls, inability to obtain labor or materials despite due diligence, acts of God, or other causes beyond the control of Landlord.

            Section 8. Waiver of Landlord's Liability. Notwithstanding any
provision to the contrary, Tenant shall look solely to the equity of Landlord in and to the portion of the Premises then owned by Landlord or, if this Lease becomes subordinate to any ground or underlying lease, the leasehold interest of
Landlord as lessee under such ground or underlying lease, in the event of a breach or default by Landlord pursuant to the provisions of the Lease; and
Tenant aggress that Landlord shall have no personal liability whatsoever under this Lease and that the liability of Landlord under this Lease shall not exceed the value of such equity interest of Landlord in said Premises or said leasehold interest, as the case may be. No other properties or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) arising out of, or in connection with, this Lease. If Tenant shall acquire a lien on any such other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on such other properties and assets by execution, acknowledging and delivering to
Landlord an instrument to that effect prepared by Landlord's attorney.

            Section 9. Guarantor. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guarantee for any reason whatsoever, including (without limitation) any amendment of this Lease, any forbearance by Landlord or waiver of any of
Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment of Tenant's obligations hereunder.

            Section 10. Successors and Assigns. The provisions of this Lease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the

                                       17

parties hereto and their respective personal representatives, heirs, successors and permitted assigns. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Premises and any and all of its rights under this Lease, and in the event Landlord assigns all of his rights under this
Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of
Landlord for performance of such obligations.

            Section 11. Lender's Modifications. Tenant agrees that within ten
(10) days receipt of a request, Tenant shall execute and deliver to Landlord such instruments providing for reasonable modification of this Lease as may be requested by any holder of a mortgage, now or hereafter existing, which encumbers the real estate; provided, however, that said modifications shall not change the amount of rent or security deposit, the area of the Premises, or the duration of the Term.

            Section 12. Interpretation. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Lease unless otherwise expressly provided. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            Section 13. Complete Agreement. There are no representations, agreements, arrangements or understanding, oral or written between the parties relating to the subject matter of this Lease which are not fully expressed in this Lease. This Lease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

            Section 14. Recording. Tenant shall not record this Lease among the
Public Records of the County in Florida in which the Premises is located.

            Section 15. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one Lease.

            Section 16. Landlord's Right to Show Premises. Landlord may show the
Premises to prospective purchasers and mortgages and, during the six (6) months prior to

                                       18

the termination of this Lease, to prospective lessees during business hours upon reasonable notice to Tenant.

            Section 17. Litigation. In the event of any litigation arising hereunder, jurisdiction and venue shall be in Martin County, Florida, and the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, including those fees and costs in appellate proceedings. Tenant shall pay to Landlord, upon demand, whether or not litigation be instituted, all attorney's fees and costs of Landlord incurred in successfully enforcing any of
Tenant's obligations under this Lease.

            Section 18. Waivers of Subrogation. Notwithstanding the provisions hereof in the event of loss or damages to the Premises and/or any contents, each party shall look first to any insurance in its favor before asking any claim against the other party; and to the extent possible without additional cost, each party shall obtain for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party.

            Section 19. Tenant - Corporation of Partnership. In case Tenant is a corporation, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed and delivered pursuant to and in conformity with a valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. Also, it is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this Lease unless and until the Landlord shall have consented in writing to such release.

            Section 20. Licenses. If any governmental or professional license or permit shall be required for the proper and lawful conduct of Tenant's business,
Tenant, prior to occupying the Premises, shall procure and maintain such license or permit, and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of any such license or permit.

            Section 21. No Brokers. Tenant acknowledges that it has not dealt with any broker or other individual or entity which could make a claim for any commission or finder's fee arising out of this Lease; and Tenant indemnifies and holds harmless Landlord from and against any claim, demand, liability or judgment relating to such a commission or finder's fee.

            Section 22. Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person"

                                       19

shall include corporation, firm or association. If there is more than one lessee, the obligations imposed under this Lease upon tenant shall be joint and several.

            Section 23. Time of Essence. Time is of the essence of each term and provision of this Lease.

            Section 24. Utilities. From the beginning date of the Term and thereafter throughout such Term, Tenant shall pay before delinquency for all water, gas, electricity, power, sewage, telephone, janitorial and all other services supplied to or consumed in or upon the Premises, including without limitation, utility service charges, hook-up fees and any such related fees and charges.

            Section 25. Financing. In the event any present or future mortgage lender of the real property and the Building located thereon, requires any reasonable financial documents from Tenant who established Tenant's liability under the Lease, Tenant agrees to supply such reasonable financial documents immediately upon request of Landlord.

            IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this
Lease as of the day and year first above written.

            WITNESSES:                               LANDLORD:

            /s/Terence P. McCarthy                 /s/Edward M. Sellian
            ----------------------                 --------------------
               Terence P. McCarthy                    Edward M. Sellian

            /s/Donna Dempsey
            -----------------
               Donna Dempsey

            As to Landlord

                                                     TENANT: NUCO2 INC.

            /s/Eric M. Wechsler                    By: /s/Michael E. DeDomenico
            -------------------                    ----------------------------
               Eric M. Wechsler                      Michael DeDomenico

            /s/Susan M. Kramer
            ------------------
               Susan M. Kramer

            As to Tenant

                                       20